UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (or Date of Earliest Event Reported):  August 4, 2009

SWIFT ENERGY COMPANY
(Exact name of Registrant as specified in its charter)

Texas	1-8754	20-3940661
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16825 Northchase Drive, Suite 400
Houston, Texas 77060
(Address of principal executive offices)

(281) 874-2700
(Registrant’s telephone number)

Not Applicable
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement

On August 4, 2009, Swift Energy Company (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with J.P. Morgan Securities Inc. as representative of the several underwriters specified in the Underwriting Agreement, for the public offering of 5,400,000 shares of the Company’s common stock, par value $.01 per share (the “Common Stock”) for $18.50 per share ($17.58 net of the underwriters’ discounts and commissions).  The underwriters have an over-allotment option to acquire an additional 810,000 shares of Common Stock.  After deducting underwriting discounts and commissions and estimated offering expenses, the Company expects to realize net proceeds of approximately $94.6 million for the offering, or approximately $108.8 million if the underwriters exercise in full their over-allotment option to acquire additional shares.

The Underwriting Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions under which the Company and the underwriters agree to indemnify each other against certain liabilities, including liabilities under the Securities Act.  Also, under the terms of the Underwriting Agreement, the Company may not issue Common Stock or securities convertible into Common Stock for a period of 90 days after August 5, 2009, without the prior consent of the. J.P. Morgan Securities Inc.

The shares of Common Stock are registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Company’s shelf registration statement on Form S-3 (Registration No. 333-159341), and the offering was made pursuant to a prospectus dated June 26, 2009, as supplemented by a final prospectus supplement dated August 5, 2009, which was filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act.  The closing of the offering is scheduled for August 10, 2009.

The foregoing description of the Underwriting Agreement is not complete and is qualified by reference to the complete document, which is filed as Exhibit 1.1 to this Form 8-K, and is incorporated herein by reference.

Item 9.01.      Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
1.1	Underwriting Agreement dated August 4, 2009, between Swift Energy Company and J.P. Morgan Securities Inc., as representative of the several underwriters.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 6, 2009

Swift Energy Company

By:	/s/ Bruce H. Vincent
Bruce H. Vincent President

EXHIBIT INDEX

Exhibit Number	Description
1.1	Underwriting Agreement dated August 4, 2009, between Swift Energy Company and J.P. Morgan Securities, as representative of the several underwriters.